**POWER OF ATTORNEY**

State of Texas )<br>
)<br>
County of Harris )

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Clark R. Moore, with full power of substitution, subject to the same limitations set forth below, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and file with, and submit to, the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of PEDEVCO Corp., a Texas corporation (the "Company"), (a) Forms 3, 4, and 5, including amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules and regulations thereunder; (b) Form 144; and (c) Schedules 13D and 13G in accordance with Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder, including in each case, amendments thereto;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, Form 144 or Schedule 13D or 13G (including in each case, amendments thereto) and timely file and submit such Forms or Schedules with the SEC and any stock exchange, self-regulatory association or any other authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's good faith discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that:

(1) The foregoing attorney-in-fact is serving in such capacity at the request of the undersigned;

(2) This Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his good faith discretion on information provided to such attorney-in-fact without independent verification of such information;

(3) Any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his good faith discretion, deem necessary or desirable;

(4) Neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act (including Section 16 of the Exchange Act or Sections 13(d) and 13(g) of the Exchange Act), (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(5) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned agrees that the attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and its agents and the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to the attorney-in-fact for purposes of executing, acknowledging, delivering or filing a Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including, in each case, any amendments, corrections, supplements or other changes thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Company, and agrees to reimburse the Company, its agents and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 and 5s, Form 144s and Schedule 13Ds and 13Gs

with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein at a later date.

[Remainder of page left intentionally blank. Signature page follows.]

**IN WITNESS WHEREOF**, the undersigned has caused this Power of Attorney to be executed as of this 4th day of November 2025.

**Josh Schmidt**

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State of Texas )
)
County of Harris )

This instrument was acknowledged before me on November 4, 2025, by Josh Schmidt, known to me to be the person whose name is subscribed to the forgoing instrument, who acknowledged to me that he executed the same for the purposes set forth therein.

Given under my hand and seal of office this 4th day of November 2025.

(Personalized Seal)

Notary Public's Signature

LAURA L GIROIR
Notary ID #124824048
My Commission Expires
February 13, 2028